Exhibit G
                        CENTRAL AND SOUTH WEST CORPORATION
                                  CAPITALIZATION
                               As of March 31, 2000
                                    (UNAUDITED)

                                                           (millions)

Common stock                                                  $ 1,796
Preferred stock                                                    18
Retained earnings                                               1,852
Comprehensive income                                              (38)
                                                           -----------
  Total equity                                                  3,628     36.47%
                                                           -----------

Subsidiary obligated, mandatorily redeemable,
      Trust preferred securities                                  335      3.37%
                                                           -----------

Long-term debt                                                  4,088
Long-term debt and preferred stock due within twelve months       216
Short-term debt                                                 1,104
Short-term debt - CSW Credit, Inc.                                556
Loan Notes                                                         22
                                                            ----------
    Total debt                                                  5,986     60.17%

            Total capitalization                              $ 9,949
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